Exhibit 10.31

First Amendment to Rider to License Agreement Vivarium

This First Amendment to Rider to License Agreement Vivarium (“Amendment”) is dated May 3, 2024 (“Effective Date”) and entered into by and between Cue Biopharma, Inc., (“Licensee”) and MIL 40G, LLC (“Licensor”).

WHEREAS, Licensor and Licensee are parties to a certain Rider to License Agreement Vivarium dated July 7, 2022 (“Rider”);

WHEREAS, Licensor and Licensee desire to amend the Rider in certain respects as set forth herein;

and,

WHEREAS, all capitalized terms contained herein shall, unless otherwise defined in this Amendment, have the same meaning as set forth in the Rider.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Rider is hereby amended as follows:

1.
Exhibit 2. Effective April 1, 2024, Exhibit 2 of the Rider shall be amended by adding the attached as Exhibit 2-A: Shared Vivarium Space Fee Sheet to the end of Exhibit 2, which Exhibit 2-A is attached hereto as Exhibit 1.

2.
Broker. Licensor and Licensee each warrants that they have had no dealings with any brokers or agents in connection with the negotiation or execution of this Amendment. In the event any agent or broker will make a claim for a commission or fee, then the party for which claim has been made will be responsible for payment thereof and hereby indemnifies and holds the other party harmless from such claim for commission or fees.

3.
Ratification. Except as amended herein, all terms and conditions of the Rider shall remain unchanged and in full force and effect. To the extent of any inconsistencies between the terms and conditions of this Amendment and the terms and conditions of the Rider, the terms and conditions of this Amendment shall govern and prevail.

4.
Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same document.

[SIGNATURES FOLLOW.]

IN WITNESS WHEREOF, Licensor and Licensee have duly executed this Amendment as of the date first written above.

LICENSOR: LICENSEE:

/s/ Brian Taylor /s/ Kerri-Ann Millar

By: Brian Taylor By: Kerri-Ann Millar

Title: Executive VP of Biopharma Solutions Title: CFO

EXHIBIT 1

Exhibit 2-A: Shared Vivarium Space Fee Sheet

Shared Vivarium Space Fee Sheet (2024)

Price Schedule for Shared Vivarium Space:

•
Shared Holding Rooms: The fees associated with use of the available Shared Holding Rooms are calculated pursuant to the below information. Capacity may be limited, and advanced notice of requests for increased usage is recommended.

o
Mouse: $205/cage/month
▪
Minimum monthly cage rental: 8
▪
Maximum monthly cage rental: 44
•
Other Shared Spaces

Other Shared Spaces	Full day (8 hrs)	Half day (4 hrs)	2 hrs (with approval only)
Procedure Room1	$1,600	$800	$400

1 Technical support by trained animal technicians available to support work in Procedure Room for additional fees and with advanced notice.

A training session covering use of shared equipment for up to 4 users during the first 60 days of a License is included in the License Fee. Training will be limited to equipment that will be used as described in submitted IACUC documents. Additional training sessions are available and may incur an additional fee, to be agreed upon in advance.

Approval to conduct surgeries without supervision requires SmartLabs IACUC approval. All additional service and Shared Vivarium Space rates are for calendar year 2024.